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                                                               EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference, in this Registration Statement on Form S-8 and in the related Prospectus of Kimberly-Clark Corporation, of our report, dated January 31, 1995, on our audit of the consolidated financial statements of Scott Paper Company as of December 31, 1994 and for the year then ended, and the incorporation by reference of our report, dated January 31, 1995, on our audit of the consolidated financial statement schedule of Scott Paper Company as of December 31, 1994 and for the year then ended, which reports are incorporated by reference and included in teh Annual Report on Form 10-K of Scott Paper Company for the year ended December 31, 1994, respectively, which Annual Report on Form 10-K is incorporated by reference in the Registration Statement on Form S-4 of Kimberly-Clark Corporation (Registration No. 33-64063). We also consent to the references to our firm under the headings "SUMMARY -- The Merger and the Merger Agreement, Anticipated Accounting Treatment," "OTHER TERMS OF THE MERGER AGREEMENT -- Conditions Precedent to the Merger" and "EXPERTS" in the Joint Proxy Statement/Prospectus constituting a part of such Registration Statement on Form S-4. Such Registration Statement on Form S-4 is incorporated by reference in this Registration Statement and in the related Prospectus.



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 1, 1995